Final Transcript
CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

SPEAKERS
Crocker Coulson - President, CCG Elite Investor Relations
Shensan Yang - Chairman and CEO, China Medicine Corporation
Huizhen Yu - Chief Financial Officer, China Medicine Corporation
Joshua Ho - CCG Elite

ANALYSTS
Jeff Miller - JMG Capital
Jerry Tang - Roth Capital
Peter Abramson - Private Investor
Boyd Hines

PRESENTATION Moderator
Good day, ladies and gentlemen and welcome to the China Medicine Corporation 2007 Earnings call. At this time all participants are in a listen-only mode. We will be facilitating a question and answer session towards the end of this conference.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

I would now like to turn the presentation over to your host for today’s call, Mr. Coulson. Please proceed.

C. Coulson	Thank you, Nancy. Good morning, everyone. Good evening to those of you joining us from China and welcome to all of you to China Medicine’s Fourth Quarter and Full Year 2007 earnings conference call.

With us today are China Medicine’s Chairman and CEO, Mr. Shensan Yang and China Medicine’s Chief Financial Officer, Ms. Yu. Before I turn the call over to Mr. Yang, I’d like to remind our listeners that in this call management’s prepared remarks do contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

These statements involve risks and uncertainties as future events cannot be accurately predicted. Words such as plans and can, will, hope, seeks, believes, anticipates, expects and the like often identify these sorts of forward-looking statements. These forward-looking statements include statements concerning the plans and objectives with respect to the present and future operations of China Medicine and its subsidiaries and affiliates and statements which express or imply that such present or future operations will or may produce revenues, income or profits.

Numerous factors in future events could cause the company to change such plans and objectives or fail to successfully implement these plans or achieve their objectives, such as present and future operations fail first revenues, income or profits.

Therefore the Company claims the protections of the Safe Harbor for forward-looking statements concerning the Company’s business, products and financial results. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risk factors detailed in the Company’s Reports filed with SEC.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

China Medicine Corporation assumes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of today’s call.

It’s now my pleasure to turn the call over to China Medicine’s CEO, Mr. Yang who will make some introductory remarks and to Joshua Ho of CCG Elite, who will be translating for Mr. Yang.

S. Yang	(Speaks).

J. Ho	Thank you, Crocker. Welcome, everyone and thank you for joining us today.

S. Yang	(Speaks).

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

J. Ho	We are very pleased to report another quarter of record results to finish a year of many important accomplishments for China Medicine.

S. Yang	(Speaks).

J. Ho	In 2007 we have made solid progress in terms of establishing ourselves as a leading developer and distributor of pharmaceutical products in China.

S. Yang	(Speaks).

J. Ho
Among our accomplishments in 2007 is our success in obtaining regional distribution rights for 774 pharmaceuticals in Guangdong Province via the Guangdong Sunshine Medicine public Internet bidding system in 2008.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

In 2008 we expect this revenue to increase even further as we have already advertised the 774 new products and expect to sell most of this in 2008.

S. Yang	(Speaks).

J. Ho
In 2007 we also extended our distribution network in municipal and rural areas in the Guangdong Province just before the Chinese government’s recent health care promotion policy for the lower income population in China. We believe our strategic expansion to this market will provide us with new opportunity for growth as we inject high margin pharmaceutical products in rural areas.

S. Yang	(Speaks).

J. Ho
In addition we have also obtained RMB of $800,000 for the Education Department of Guangdong Province to support aflatoxin detoxifizyme, ADTZ, product development. This is a very important milestone for China Medicine as we expect to apply for production permit and begin trial sales in the latter half of 2008.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

We believe that the commercialization for ADTZ will be a significant event for China Medicine.

S. Yang	(Speaks).

J. Ho
At this point I’d like to thank our current and new shareholders for participating in today’s conference call and we look forward to reporting our progress to you every quarter during our earnings conference call for many years to come.

S. Yang	(Speaks).

J. Ho
As we enter 2008 China Medicine will focus on selling high margin products via our current distribution network, developing and launching new proprietary products, identifying acquisition opportunities to provide us with new products and manufacturing capabilities. We believe we are in a very strong position to take advantage of the growing pharmaceutical market in China and are committed to maximize value to our shareholders now and in the future.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

Now, Crocker Coulson will deliver the rest of my remarks in English.

C. Coulson	Thank you, Mr. Yang and I’ll now provide the rest of Mr. Yang’s review of operations and financial results in English.

So, as Mr. Yang shared, 2007 was a very successful year for China Medicine. Our top selling drugs this year were… granules, a flu treatment which accounted for approximately 18% of total revenues and lopamidol injection, which is used in stomach radiography and which represented approximately 12% of our total revenues.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

Earlier in the year the Guangdong government established an online bidding system for medical distribution rights in Guangdong Province. This system provides China Medicine with opportunities we would not otherwise have to obtain regional distribution rights throughout Guangdong and also provides greater transparency in the process of obtaining these valuable distribution rights to new drugs.

In 2007 we utilized the system successfully to obtain rights to sell and distribute 774 new products. As Mr. Yang mentioned, we had begun distributing these products in 2007 and generated $5.5 million or 12% of our total sales in 2007 from these new drugs.

According to the systems policy we will continue to hold distribution rights to these products and we expect to see continuous growth in revenue generated by these products and also expect to obtain distribution rights for additional drugs in 2008 using this online bidding system.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

This year we expanded our distribution network significantly to cover both the municipal and rural areas of Guangdong Province. Today we distribute more than 2,200 pharmaceutical and medical products to over 300 hospitals, 500 medicine companies and 1,800 drugstores in 28 provinces across China. Expanding our distribution network was a key accomplishment for us because it positions China Medicine to benefit from the Chinese government’s efforts to promote healthcare coverage among the rural and low-income population.

Many of you may have heard that recently the government spent 22 billion RMB, or $3 billion approximately U.S., in the rural areas of China by extending its medical insurance programs to cover the farmers in these regions. The central and local governments recently doubled current subsidies to 80 RMB per person and we expect this system to cover the entire rural population by the end of 2008.

In the short-term our expansion to cover these new markets resulted in lower gross margins. As we increase sales of well-recognized, lower cost, over-the-counter and traditional Chinese medicine pharmaceutical products that are typically favored by these patient populations.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

But, in the medium and longer-term we believe that these rural markets have tremendous potential due to active government support, increased funding and an aging population, which will drive demand for more advanced pharmaceutical products in the years ahead.

In 2007 we continued our R&D efforts and worked closely with our partners on our new drug pipeline. We’re particularly excited about the progress we’ve made in the development of aflatoxin detoxifizyme, or ADTZ, an enzyme that has shown efficacy in detecting and eliminating aflatoxin from food and animal feed.

Aflatoxin is a potential carcinogen causing liver, stomach and lung cancers in both animals and humans. It’s produced by the very common Aspergillus fungus and frequently affects cereal grains, oil seeds, spices and tree nuts. In addition to its efficacy in detoxifying food and animal feed, ADTZ has also shown initial promising results in treating liver and stomach cancer and has the potential for applications in transgenic technologies, such as transgenic peanuts with a resistance to aflatoxin.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

We began work on ADTZ in July of 2006 when we established our joint venture company, Guangzhou Co-win Biotechnology, or Co-win, together with Ji’nan University and Mr. Dongsheng Yao, the scientist who originally developed the patents related to ADTZ.

In September of 2007 we received, as Mr. Yang mentioned, $800,000 RMB from the Education Department of Guangdong Province to support our ADTZ product development. And in October of 2007 our ADTZ project was selected as one of six patent commercialization projects in Guangdong Province.

As a result we will receive financial and other support from the provincial and local governments to assist in the rapid commercialization of this very innovative ADTZ.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

We plan to apply for a production permit for the use of ADTZ in the treatment of animal feed and expect to begin trial sales in the latter half of 2008.

Thus you can see that we believe that ADTZ has applications in treating both animal feed and treating grain for human consumption and could eventually be deployed in overseas markets as well.

If we’re successful in obtaining the required permit in 2008 we believe we could begin to generate meaningful revenue from ADTZ beginning in 2009.

In 2008 we also plan to distribute more proprietary products and products where we have exclusive distributions rights. We expect the revenue from these types of products, which we consider to be higher margin, to improve our profit performance over the coming quarters.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

The outlook for China’s pharmaceutical market remains positive due to the country’s growing economy that leads to higher disposable income and higher standards of living. With these positive multi-year trends underpinning China Medicine’s business fundamentals we look forward to delivering profitable growth as we expand our pharmaceutical product portfolio, launch new proprietary products over the next several quarters.

Now, I’m going to turn to a more detailed discussion of our financial results. For the fourth quarter revenues were $16.2 million and this was an increase of 89% over the prior year period. This growth was attributed to 112% increase in product sales, primarily driven by the increase in over-the-counter product sales in both municipal and rural areas of Guangdong Province.

Product sales totaled $14.7 million and accounted for 91% of total revenues in the period. Medical formula sales accounted for the remaining 9% of total revenues, totaling $1.5 million, down about 10% from the same quarter of 2006. This was due to the high regulatory restrictions put in place by the State Food and Drug Administration, or SFDA, which requires approval for the transfer of ownership to these products and formulas in the PRC and a longer time for the application review process following the very well publicized reforms at the SFDA earlier in 2007.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

Gross profit in the fourth quarter of 2007 was $4.5 million, an increase of 30% over the same period in 2006. Gross margin was 27.7% of revenues, down from 40.3% in the fourth quarter of 2006.

As I mentioned earlier, the declining gross margin was due to higher sales of over-the-counter products in 2007 and was part of our strategy to expand our distribution network in rural China. We do not expect this trend to persist in the coming years and plan to increase our sales of high margin products now that the network is well established.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

Operating expenses in the fourth quarter of 2007 were $1.1 million, an increase of 120% from the $500,000 in the fourth quarter of 2006. The increase was due to higher selling, general and administrative expenses caused by higher professional fees, higher payroll expenses and amortization of non-cash expenses from incentive options, advertising expenses, trade shows and marketing expenses and start-up costs associated with setting up these new distribution channels in the rural areas of Guangdong Province. We do not expect to see significant increases in SG&A over the next several quarters.

The Company recorded $214,000 in R&D expenses in the fourth quarter of 2007 compared to only $23,000 in the fourth quarter of 2006. This significant increase was primarily due to the pre-clinical study of Yutian capsule, which is a traditional Chinese medicine based therapeutic designed for use in the treatment of lung cancer.

Operating expenses were 7% of total revenues in the fourth quarter, up from 6% in the fourth quarter of 2006. Our operating income was $3.4 million in the fourth quarter, up 15% from $2.9 million in the fourth quarter of 2006. Operating margin was 20.9% compared to 34.3% a year ago.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

Net income for the fourth quarter of 2007 was $2.8 million or $0.17 per diluted share compared to $2.4 million or $0.32 per diluted share in the fourth quarter of 2006. Earnings per share reflects an additional $8.6 million in diluted weighted average shares outstanding, primarily due to the exercise of warrants and options in 2007, which generated $7.8 million in net cash for China Medicine.

Now I’d like to discuss briefly our full year 2007 results. For the full year of 2007 revenues were $42.1 million, up 75% from $24 million in 2006. Approximately 93% of this revenue came from product sales and 7% came from medical formula sales.

Gross profit for the full year 2007 was $12.4 million, an increase of 38% from $9 million in 2006. Gross margin for the full year was 29.4%, which is a decrease from the 37.4% gross margin in 2006. Operating income was $8.4 million, up 36% from $6.2 million in 2006. And operating margin was 20%, down 25.8% from 2006.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

Net income for 2007 was $6.9 million or $0.50 per diluted share and this compares to $4.8 million, or $0.63 per diluted share in 2006. And, again, earnings per share reflect an additional average of $6 million diluted weighted shares outstanding, again, due to the exercise of warrants and options during 2007.

Now, turning briefly to the balance sheets, as of December 31, 2007 we had $5.8 million in cash, approximately $28.5 million in working capital and this represents an increase of 140% from the $11.9 million in working capital we had at the end of 2006.

Accounts receivable at the end of 2007 were $13.6 million compared to $7 million in 2006. This very significant increase was due to the significant increase in sales volume. Shareholders equity as of December 31, 2007 was $30.8 million, up from $13.2 million as of December 31, 2006.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

For the year ended December 31, 2007 net cash used in operating activities was $2.3 million and this was due to an increase of advances to suppliers and higher inventories required to support the higher sales. We expect our cash flow from operations to stabilize in the quarters ahead as our relationships with distributors and suppliers continue to improve.
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Capital expenditures in 2007 were $400,000, primarily related to the purchase of new equipment for drug testing. We believe that our available funds will adequately provide us with sufficient capital to meet our expected capital expenditures in 2008, with the exception of funding for any potential future acquisitions.

In summary, we’re very pleased with our financial results and the execution of our business plan in 2007. During the year we extended China Medicine’s distribution network to cover both the municipal and rural areas in China. We obtained distribution rights to a number of new products at the national, local and provincial levels and positioned our business for continued growth in the coming years.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

As we enter 2008 we remain confident in the outlook for our business and we look forward to reporting positive results in the quarters ahead.

In 2008 we would expect to report revenue growth of approximately 25% to 35%, gross margins in the range of 30% to 35% and approximately 20% to 22% growth in net income for the full year. We’re also seeking to acquire a pharmaceutical manufacturing facility, which would strengthen our competitive position, allow the Company to achieve vertical integration for proprietary products and enhance our overall profitability.

We’re actively screening potential candidates and hope to have some progress report in this area very soon.

With that, we’re now going to open up the call to your questions. Operator.

Moderator	Your first question comes from the line of Mr. Jeff Miller of JMG Capital. Please proceed.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

J. Miller	Hi. I just had a question about the capital structure; how many shares are outstanding right now and are there any warrants left?

J. Ho	(Translates)

S. Yang	(Speaks).

J. Ho
Basically, in terms of numbers of options given to employees there is not a lot; maybe in the neighborhood of 1,370,000 shares. The total number of shares outstanding is probably like13,658,007 shares (diluted), excuse me.

C. Coulson
Okay, so we’re going to circle back and get you that answer in a few minutes. As you know the Company has not filed its 10-K so we don’t have the final share count as of December 31 right here, but I can get it very close and we’ll circle back to that question in just a few minutes. Do you have any other questions?

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

J. Miller	No, that’s it, thank you.

C. Coulson	Okay. I’ll come back to that in just a few minutes.

Moderator	Your next question comes from the line of Jerry Tang from Ross Capital. Please proceed.

J. Tang	Mr. Jang, congratulations on a fast growing quarter. I have a few questions, first on the working capital and then on new product.

First, can you elaborate a bit on the trend of working capital and gross margins? Obviously, it’s a concern when the Company expands into distribution in the rural area?

J. Ho	Jerry, can you clarify that question again? So basically you’re saying…

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

C. Coulson	I think he wants a better idea of the trend of gross margin and working capital and will that trend we saw in 2007, will that continue in 2008 or be reversed?

J. Ho	(Translates).

S. Yang	(Speaks).

J. Tang	Well, I guess my follow-up question would be…

C. Coulson	Could we just translate? Jerry, just one second so the other listeners will know what he said.

J. Ho
So, basically going forward the trend will definitely improve and then gross margin will improve. The reason being we already have a distribution channel in the rural region going forward and will sell higher margin products to this channel.

C. Coulson	And that’s consistent with the guidance that we provided, Jerry, of gross margins improving to between 30% to 35%.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

J. Tang
I understand the margin you are providing. I guess I just feel there is something in between, maybe I am missing. The comment expanding distribution in the rural area and how on the other hand the Company can improve their gross margin? I think that’s my question. So what is the Company doing or trying to do to improve the margin?

J. Ho	(Translates).

S. Yang	(Speaks).

J. Ho
Basically the strategy going forward in terms of increasing the gross margin would be developing and getting distribution rights for high margin products. And in turn, we will sell it to back to the distribution network. 2008’s plan is to develop products such as ADTZ and Yutian and a possible acquisition of a new manufacturing facility.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

J. Tang
Okay, I have another question on the new product launch. I think Mr. Yang commented that there are going to be a couple patents on drugs, where either they are in development or they are ready to launch in 2008. Can we get a little bit more color on this?

J. Ho	(Translates).

J. Tang	I’m referring to the patent drugs, not the distribution.

J. Ho	Oh, you mean the patent drugs?

J. Tang	Right.

J. Ho	(Translates).

S. Yang	(Speaks).

J. Ho
Going forward the emphasis is going to be placed on the self-developed products. The gross margin for these products, in general, is in the neighborhood of45%- 65% because there is no manufacturing facility so the gross margin is generally higher so it’s an area that the Company is going to place more emphasis on in terms of introducing to the rural region going forward.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

S. Tang	Okay, my last question is about the ADTZ development, can we get a bit more color on the approval and the development status right now?

J. Ho	(Translates).

S. Yang	(Speaks).

J. Ho
The status for ADTZ right now is they have already finished the development of the enzyme. In May they will be initiating the experiment with animals and in July they will be submitting their application for approval and the whole process takes about three to four months. So, in October the Company is expected to be ready for its trial sales of the product.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

J. Tang	Okay, thank you.

C. Coulson	Okay, and, obviously, that is their projected schedule and it is always subject to risks and uncertainties.

Moderator	Your next question comes from the line of Mr. Peter Abramson, private investor.

P. Abramson
Good morning. I have one question regarding your 2008 guidance on why the net income growth expectation of 20 to 22% is lower than the sales growth expectation given that the gross margins are expected to slightly expand in 2008? Does that indicate faster growth in SG&A expenses or if you could make a comment on that highlight that would be appreciated.

J. Ho	(Translates).

S. Yang	(Speaks).

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

J. Ho
The Company projects itself to be about 25% or 35% for the year 2008 and gross margins projected to be about 30-35% and net income is projected to increase about 20-22% so the reason for this inconsistency is because in 2008 the Company expects a number of major investments.

The first will be the ADTZ production initial sales trials, which will increase the expense for the Company. And then also there are two products that will be entering into human clinical trials in 2008, also this will increase the expense for the Company.

However, having said that the Company does expect much better profit going forward in 2009, so the Company is expecting the profits to be better in 2009 than in 2008.

P. Abramson	Okay, so to summarize I think that’s higher R&D expense expected due to these trials, is that correct?

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

C. Coulson
So I think just to summarize, despite the improvement in gross margin if all these initiatives go successfully during 2008 there could be some higher R&D and clinical trials related expenses and then those would result, if successful, in very strong growth in profitability in 2009 once these products begin selling at commercial scale.

So this is really, I think, a year of investment for China Medicine.

P. Abramson	Okay, thank you for the comments.

C. Coulson
And I’d just like to circle back to the issue of the share count the gentleman earlier had brought up; as I said, the Company has not filed its 10-K. We will file that on Monday, so at that point we’ll have the final figures. We do, however, have the figures as of February 8th and at that time there 17.7 million shares outstanding and there was an additional 3 million in warrants outstanding, so if all the warrants were exercised and none of the proceeds were used to buy back shares, you would have a total share count of 20.7 million.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

And so that’s the best figures we have right now. Again, you will see a further update when we file our 10-K.

Moderator	Your next question comes from the line of Mr. Boyd Hines.

B. Hines	Thank you. All my questions have been answered, thanks.

C. Coulson	Boyd, you don’t have any more questions?

B. Hines	Not at this time, Crocker.

C. Coulson	Okay, thank you.

Moderator	Your next question is from Mr. Jeff Miller from JMG Capital.

J. Miller	Thanks, just wanted to follow-up. What’s the strike price on the outstanding 3 million warrants?

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

C. Coulson	The Series B warrants the exercise price is $2.43.

J. Miller	Okay, and that encompasses the remaining 3 million?

C. Coulson
That’s 2.9 million of them; again, as of February 8th there were 100,000 at $1.70 so if you do the math on that, if those warrants were to be exercised you can see that the Company would net an additional $7 million in proceeds.

J. Miller	Right, understood. Thank you very much.

C. Coulson	Thank you.

Moderator	And there are no further questions.

C. Coulson	Okay. We will give you one last chance to ask questions. Operator, one last chance. If we don’t have any more questions then we’ll close.

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CHINA MEDICINE CORPORATION: 2007 EARNINGS CALL
March 27, 2008/9:00 a.m. EDT

Okay, Operator, it sounds like we don’t have any more questions so I think we’d like to thank everybody for your participation on this call and for your questions today. The Company will be presenting as part of the Breen Murray China Tour next week so any of you who are heading off to China, we welcome you to come and meet with management in person in Shenzhen.

And also the Company is planning on coming to visit the U.S. in the next month or so here and so as we finalize the details of that trip, again, if any of you would like to meet with management please give us a call and we’re happy to arrange that.

Thank you so much and we look forward to coming back to you in the middle of May and giving you an update on our progress in the first quarter of 2008. Thank you. This concludes our call.

Moderator	Thank you for your participation in today’s conference. This concludes the presentation and you may now disconnect. Have a good day.